Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549

Intel Announces Increase in Quarterly Cash Dividend

Dividend Increased to 90 cents Per Share on an Annual Basis

SANTA CLARA, Calif., May 7, 2012 – Intel Corporation today announced that its board of directors has approved a 7 percent increase in the quarterly cash dividend to 22.5 cents per share (90 cents per share on an annual basis), beginning with the dividend that will be declared in the third quarter of 2012.
Today's announcement is the third dividend increase in the past 18 months. Intel's dividend has increased every year over the past decade and was recently recognized as Dividend Channel’s1 ‘Top Dividend Stock of the Nasdaq 100.”
"2012 is expected to be another year of record revenues for Intel, with strong demand in our core business and significant progress in smartphones and other new growth areas,” said Paul Otellini, Intel president and CEO. “This latest dividend increase is one more example of our commitment to return cash to our stockholders as we continue to generate strong cash flow fueled by the global growth of computing.”
Taken together since their inception, Intel's dividends and stock buyback program have returned approximately $112 billion to stockholders.

Risk Factors

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The above statements and any others in this document that refer to plans and expectations for the second, third and fourth quarters, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should" and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel's actual results, and variances from Intel's current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the company's expectations.

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Dividend declarations and the dividend rate are at the discretion of Intel's board of directors, and plans for future dividends may be revised by the board. Intel's dividend program could be affected by changes in Intel's operating results, its capital spending programs, changes in its cash flows and changes in the tax laws, as well as by the level and timing of acquisition and investment activity.

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Demand could be different from Intel's expectations due to factors including changes in business and economic conditions, including supply constraints and other disruptions affecting customers; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns

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including order cancellations; and changes in the level of inventory at customers. Uncertainty in global economic and financial conditions poses a risk that consumers and businesses may defer purchases in response to negative financial events, which could negatively affect product demand and other related matters.
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Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Revenue and the gross margin percentage are affected by the timing of Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.

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Intel is in the process of transitioning to its next generation of products on 22nm process technology, and there could be execution and timing issues associated with these changes, including products defects and errata and lower than anticipated manufacturing yields.

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The gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; start-up costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; product manufacturing quality/yields; and impairments of long-lived assets, including manufacturing, assembly/test and intangible assets.

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The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

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Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments.

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The majority of Intel’s non-marketable equity investment portfolio balance is concentrated in companies in the flash memory market segment, and declines in this market segment or changes in management’s plans with respect to Intel’s investments in this market segment could result in significant impairment charges, impacting restructuring charges as well as gains/losses on equity investments and interest and other.

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Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.

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Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.

•	Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
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Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or

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more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the company’s latest earnings release, Form 10-Q and Form 10-K.

About Intel
Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com.

1 http://www.dividendchannel.com/article/201204/intc-s-strong-dividend-history-helps-it-reach-top-dividend-stock-of-the-nasdaq-100-intc-TC04272012topnasdqqq.htm/

Intel has not reviewed, does not endorse or adopt, and expresses no views on the accuracy of the information reported by the Dividend Channel

Intel and the Intel logo are trademarks of Intel Corporation in the United States and other countries.
*Other names and brands may be claimed as the property of others.

CONTACTS:	Reuben Gallegos Investor Relations 408-765-5374 reuben.m.gallegos@intel.com	Jon Carvill Media Relations 503-696-5069 jon.carvill@intel.com